UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2010

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
One Park West, Tewksbury, MA (Address of Principal Executive Offices)	01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On February 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Avid Technology, Inc. (the “Company”) adopted the Company’s 2010 Executive Bonus Plan (the “Plan”). The Committee will administer and have final authority on all matters relating to the Plan. All of the Company’s executive officers, with limited exceptions, are eligible to participate in the Plan.

Under the Plan, each participant is assigned a target bonus amount equal to a percentage of his or her base salary paid in 2009. Each executive officer’s cash bonus target is a fixed dollar amount ranging from 60% to 100% of such executive officer’s base salary, with the exception of the Senior Vice President of Sales and Professional Services.  His cash bonus target under the Plan is less than 60% because a portion of his cash incentive compensation is also tied to sales commissions.

Bonus payouts under the Plan will be based 80% on the financial performance of the Company and 20% on each executive’s personal performance. The financial metrics and relative weights for company performance under the Plan are as follows: company revenues (40%) and company operating earnings (60%). Actual performance of company financial metrics will be determined on a non-GAAP basis consistent with historical company practice.  Examples of personal performance objectives include achievement of company financial metrics, revenue bookings, and key product and project deliveries.

The Company’s performance relative to each of its financial metrics will receive a score ranging from 0.00 to 1.50. Each participant’s performance relative to his or her personal goals will receive a score ranging from 0.00 to 1.35. In both cases, a score of 1.00 represents a target performance level. These scores will be used in a weighted average formula to calculate each participant’s overall bonus score, which will be multiplied by each participant’s target bonus amount to determine his or her actual bonus payout for 2010. Bonuses, if any, are expected to be determined and paid in the first quarter of 2011 after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission, but in no event later than December 31, 2011. Each participant must be employed by the Company as of December 31, 2010 in order to receive a bonus, if any, under the Plan. Notwithstanding the preceding, if the Company has an operating loss for 2010, all bonus payouts under the Plan will be reduced to zero.

Nothing in the Plan limits the discretion of the Board or the Committee to approve and pay out additional or alternative bonuses to participants based on performance or provide participants additional or alternative incentives outside of the terms of the Plan.

The preceding description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year

On February 9, 2010, the Board adopted an amendment to the Company’s Amended and Restated By-Laws (as amended, the “Amended By-Laws”).  The amendment amends and restates Article I, Section 1.9 to provide that, in the election of directors, a nominee for director shall be elected to the Board if the votes cast for such nominee exceed the votes cast against such nominee; provided, that if, as of the tenth day preceding the date of the Company’s first notice to stockholders of a meeting of stockholders, the number of nominees for director exceeds the number of directors to be elected at such meeting, then each director shall be elected by a plurality of votes cast.  Prior to this amendment, each director was elected by a plurality of votes cast regardless of the number of nominees to be elected.

The foregoing description is qualified in its entirety by reference to the marked copy of the Amended By-Laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this Report:

3.1	Avid Technology, Inc.’s Amended and Restated By-Laws, as amended on February 9, 2010 (marked)
#10.1	2010 Executive Bonus Plan

________________________________________ # Management contract or compensatory plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 12, 2010	AVID TECHNOLOGY, INC.
(Registrant)
		By:	/s/ Paige Parisi
Paige Parisi Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Avid Technology, Inc.’s Amended and Restated By-Laws, as amended on February 9, 2010 (marked)
#10.1	2010 Executive Bonus Plan

________________________________________
# Management contract or compensatory plan